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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
May 1, 2008

ZORO MINING CORP
 (Exact name of registrant as specified in its charter)

Nevada	333-127388	NA
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

3430 E. Sunrise Drive, Suite 160
Tucson, Arizona  85718
(Address of principal executive offices and Zip Code)

520-989-0022
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01	REGULATION FD DISCLOSURES

Zoro Mining Corp announced that it is ready to commence up to an 8000 meter (26,000 feet) diamond drilling program at its 100% owned Don Beno gold-copper project located 100 km from Copiapo in Region III, Chile. This drill program has been designed to drill targets from a recently completed geophysical I.P. survey.

The geophysical mapping program at Don Beno, conducted by HydroGeophysics of Tucson, Arizona, included both electrical resistivity and induced polarization (IP) methods along linear transects of up to 8 km in length.

The Don Beno diamond drilling program will focus on the largest identified IP anomaly. Zoro has contracted for diamond drilling with PerfoAndes, a Chilean drilling company, which anticipates rig site mobilization and startup at the beginning of May, 2008. The holes will vary in depth but are envisioned to average approximately 500 meters.

Zoro’s main holdings are in the Don Beno, Escondida, Costa Rica and Rio Sur Districts in Chile, and the Yura District in Peru.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1st day of May, 2008

ZORO MINING CORP

BY:	"Andrew Brodkey"______________________________________
Andrew Brodkey
President and Director

EXHIBIT 99.1

May 1, 2008

ZORO MINING HAS CONTRACTED FOR 8,000 METERS OF DIAMOND DRILLING AT ITS DON BENO PROJECT, REGION III CHILE

Zoro Mining Corp. (OTCBB: ZORO) is pleased to announce that it is ready to commence up to an 8000 meter (26,000 feet) diamond drilling program at its 100% owned Don Beno gold-copper project located 100 km from Copiapo in Region III, Chile. This drill program has been designed to drill targets from a recently completed geophysical I.P. survey.

The geophysical mapping program at Don Beno, conducted by HydroGeophysics of Tucson, Arizona, included both electrical resistivity and induced polarization (IP) methods along linear transects of up to 8 km in length. Several large sulfidic IP targets were identified through approximately 33 line-kilometers among 5 transects.

 The targets are open ended to depth. The largest of the IP anomalies identified is roughly 4km by 2km in size, where the depth from surface to the sulfide mineralization is expected to be as little as 60 meters.

IP RESULTS FOR DON BENO

ZORO News Release
May 1, 2008

These anomalies appear to be part of a system associated with targets which are presently defined or being drilled, on concessions directly adjoining Don Beno, currently being pursued by both SAMEX Mining Corp. and IPBX Resources.

The Don Beno diamond drilling program will focus on the largest identified IP anomaly. Zoro has contracted for diamond drilling with PerfoAndes, a Chilean drilling company, which anticipates rig site mobilization and startup at the beginning of May, 2008. The holes will vary in depth but are envisioned to average approximately 500 meters.

Zoro’s main holdings are in the Don Beno, Escondida, Costa Rica and Rio Sur Districts in Chile, and the Yura District in Peru.

You can find more detailed information with respect to the company’s projects, corporate information and leadership team at the company’s website: www.zoromining.com

Investor Relations: info@zorominng.com
Steve McGuire or Gerry Jardine
(800) 877-1626;

Corporate Office (866) 798-1839

Should you have any questions or comments, please do not hesitate to contact the Company or our Investor Relations staff at the referenced numbers above.

FORWARD-LOOKING STATEMENTS: This news release contains certain “forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties  and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns of unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates of opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.